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Exhibit 11.1 - Computation of Per Share Earnings


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
                                                                        Three                         Six
                                                                    Months Ended                   Months Ended
                                                                    December 31,                   December 31,
                                                             --------------------------      --------------------------
                                                                1999            1998            1999            1998
                                                             ----------      ----------      ----------      ----------
Basic earnings per common share

        Net income for calculating basic earnings
        per common share ..............................      $1,160,000      $2,214,000      $2,340,000      $4,665,000
                                                             ==========      ==========      ==========      ==========

        Average common shares outstanding .............       5,101,000       5,534,000       5,115,000       5,709,000
                                                             ----------      ----------      ----------      ----------
        Basic earnings per common share ...............      $     0.23      $     0.40      $     0.46      $     0.82
                                                             ==========      ==========      ==========      ==========



Diluted earnings per common share

        Net income for calculating basic earnings
        per common share ..............................      $1,160,000      $2,214,000      $2,340,000      $4,665,000
                                                             ==========      ==========      ==========      ==========

        Average common shares outstanding .............       5,101,000       5,534,000       5,115,000       5,709,000

        Add exercise of options and warrants ..........              --              --              --              --
                                                             ----------      ----------      ----------      ----------
        Diluted common shares outstanding .............       5,101,000       5,534,000       5,115,000       5,709,000
                                                             ==========      ==========      ==========      ==========

Diluted earnings per common share .....................      $     0.23      $     0.40      $     0.46      $     0.82
                                                             ==========      ==========      ==========      ==========
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